Exhibit 99.1

Collegium to License Rights to Commercialize Nucynta Franchise

•                  Establishes Collegium as a leader in responsible pain management

•                  Broadens portfolio of meaningfully differentiated products

•                  Immediately accretive, accelerates time to profitability

•                  Leverages Collegium’s existing commercial infrastructure

•                  Conference call scheduled for Tuesday, December 5th at 8:30 a.m. ET

CANTON, Mass., December 4, 2017 (GLOBE NEWSWIRE) — Collegium Pharmaceutical, Inc. (Nasdaq: COLL) today announced that it has entered into a definitive commercialization agreement (the “Agreement”) with Depomed, Inc. (“Depomed”) pursuant to which Collegium will have the right to commercialize Nucynta® (tapentadol) Immediate Release and Nucynta® ER (tapentadol) Extended Release tablets in the United States.

“The addition of the Nucynta franchise to our product portfolio is transformational for Collegium,” said Michael Heffernan, CEO of Collegium. “This transaction is consistent with our mission to bring best in class pain therapies to patients in need.  The Nucynta products are synergistic with Xtampza® ER and will broaden our pain portfolio across a wider range of pain conditions. This transaction is both strategic and financially compelling as it is immediately accretive and accelerates our goal of achieving profitability.”

Arthur Higgins, President and CEO of Depomed said, “After evaluating multiple options, we came to the conclusion that Collegium is the ideal commercial partner for Nucynta given their strong performance with Xtampza ER, and the synergistic fit between our Nucynta franchise and Collegium’s expertise in pain management.”

“Nucynta and Nucynta ER broaden Collegium’s portfolio of meaningfully differentiated pain products for people living with acute and chronic pain,” said Joe Ciaffoni, Collegium’s Chief Operating Officer. “Leveraging our commercial infrastructure, we strive to accelerate Xtampza ER and maximize the potential of the Nucynta franchise in 2018.”

Commercial

•                  Collegium expects to support the Nucynta franchise with its existing retail and hospital field forces.

•                  High overlap with Collegium’s Xtampza ER target audience of approximately 10,000 pain specialists; 74% of Nucynta ER and 60% of Nucynta volume.

Financial

•                  The transaction is expected to be immediately accretive and to significantly increase product revenue.

Transaction Details

•                  The transaction is expected to close in January 2018, following clearance under the Hart-Scott-Rodino Act and other customary closing conditions.

•                  Collegium will receive an exclusive sublicense to commercialize Nucynta and Nucynta ER in the United States.

•                  Upon closing, Collegium will pay an upfront license fee of $10.0 million, as well as a cash payment equal to Depomed’s cost of inventory with greater than twelve months dating at the time of close.

•                  For the first four years of the Agreement, Collegium will pay a minimum annual license fee of $135.0 million paid quarterly in arrears, plus double-digit royalties on net sales above $233.0 million per year.  After four years, Collegium will pay double-digit royalties on all net sales.

•                  After twelve months, Collegium may terminate the Agreement with twelve months’ notice and payment of a $25.0 million termination fee.

•                  The transaction has been approved by Collegium’s and Depomed’s Board of Directors.

Advisors

•                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Pepper Hamilton LLP acted as legal advisors to Collegium.

Conference Call Information

Collegium will host a conference call and live webcast on Tuesday, December 5, 2017 at 8:30 a.m. Eastern Time.  To access the conference call, please dial (888)698-6931 (U.S.) or (805)905-2993 (International), referencing Conference ID 668-9689.  A webcast will be accessible from the Investor Relations section of the Company’s website: http://www.collegiumpharma.com/.  An archived replay of the webcast will be available on the Company’s website approximately two hours after the event.

Depomed will host a conference call and live audio webcast on Tuesday, December 5, 2017 at 10:30 a.m. Eastern Time. Participants can access the call by dialing (844) 830-5791 (United States) or (213) 660-0615 (International) referencing Conference ID 7248528. A webcast will be accessible from the Investor Relations section of the Depomed website: http://investor.depomedinc.com/. An archived replay of the webcast will be available on Depomed’s website approximately two hours after the event and will be available for three months.

About Collegium Pharmaceutical, Inc.

Collegium is a specialty pharmaceutical company focused on developing a portfolio of products that incorporate its proprietary DETERx® technology platform for the treatment of chronic pain and other diseases. The DETERx technology platform is designed to provide extended-release delivery, unique abuse-deterrent properties, and flexible dose administration options.

About Xtampza ER

Xtampza® ER is Collegium’s first product utilizing the DETERx technology platform. Xtampza ER is an abuse-deterrent, extended-release, oral formulation of oxycodone approved by the FDA for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: the possibility that the closing conditions set forth in the Agreement, including those related to antitrust clearance, will not be met and that the parties will be unable to consummate the proposed transactions; our ability to realize the expected benefits of the transaction, including the ability to successfully commercialize the Nucynta franchise if and when the transactions contemplated by the Agreement close; our, and our counterparty’s, ability to fully perform our respective obligations under the Agreement; our ability to obtain and maintain regulatory approval of our products and product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; our plans to commercialize our products and product candidates and grow sales of our products; the size and growth potential of the markets for our products and product candidates, and our ability to service those markets; the success of competing products that are or become available; our ability to obtain reimbursement and third-party payor contracts for our products; the costs of commercialization activities, including marketing, sales and distribution; our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of our products and product candidates; changing market conditions for our products and product candidates; the outcome of any patent infringement or other litigation that may be brought against us, including litigation with Purdue Pharma, L.P.; our ability to attract collaborators with development, regulatory and commercialization expertise; the success, cost and timing of our product development activities, studies and clinical trials; our ability to obtain funding for our operations; regulatory developments in the United States and foreign countries; our expectations regarding our ability to obtain and adequately maintain sufficient intellectual property protection for our products and product candidates; our ability to operate our business without infringing the intellectual property rights of others; the performance of our third-party suppliers and manufacturers; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency compliance; our ability to retain key and management personnel; our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing.  These and other risks are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and those risks described from time to time in other reports which we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:

Alex Dasalla

adasalla@collegiumpharma.com